As filed with the Securities and Exchange Commission on May 27, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
VALLON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)
______________________

Delaware	2834	82-4369909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Two Logan Square
100 N. 18th Street
Suite 300
Philadelphia, PA 19103
(267) 607-8255
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________
David Baker
Chief Executive Officer
Vallon Pharmaceuticals, Inc.
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(267) 207-3606
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
Copies to:

Faith L. Charles, Esq. Naveen Pogula, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, New York 10017-4611 (212) 344-5680
______________________
Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 27, 2022
3,700,000 Shares of Common Stock
Vallon Pharmaceuticals, Inc.

This prospectus relates to the disposition from time to time of up to 3,700,000 shares of our common stock, $0.001 par value per share (the “Shares”), issuable upon exercise of certain warrants (the “Warrants”), which are held by the selling stockholders named in this prospectus. We issued the Warrants to the selling stockholders pursuant to a Securities Purchase Agreement entered into by and among us and the selling stockholders, dated May 13, 2022 (the “Securities Purchase Agreement”). We are registering the resale of the Shares as required by the Securities Purchase Agreement.
The selling stockholders may resell or dispose of the Shares, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein, held by the selling stockholders. We will bear all costs, expenses, and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by the selling stockholders.
This prospectus also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants issued to the selling stockholders by reason of stock splits, stock dividends, and other events described therein.
Our common stock is listed on The Nasdaq Capital Market under the symbol “VLON.” On May 25, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.5298 per share. You are urged to obtain current market quotations for our common stock.
We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under federal securities laws, and, as such have elected to take advantage of certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.
You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and the “Risk Factors” section of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, each of which, is incorporated by reference into this prospectus, for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 27, 2022

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”
You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.”
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.
In this prospectus, “we,” “us,” “our,” and “Vallon” refer to Vallon Pharmaceuticals, Inc. and its subsidiaries.
Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.
i

ABOUT THIS PROSPECTUS
You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We and the selling stockholders have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
The selling stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the sale of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the selling stockholders may offer from time to time up to an aggregate of 3,700,000 Shares in one or more offerings. If required, each time a selling stockholder offers Shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update, or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus, particularly in the sections titled “Prospectus Summary” and “Risk Factors” in this prospectus and the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) and the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “2022 Quarterly Report”), each of which is incorporated by reference in this prospectus, contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” in this prospectus and in our 2021 Annual Report and our 2022 Quarterly Report, each of which is incorporated by reference in this prospectus, and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus, regarding, among other things:
•the likelihood of our clinical trials and non-clinical studies demonstrating safety and efficacy of our product candidates, and other positive results;
•the timing of initiation of our future clinical trials, and the reporting of data from our completed, current and future preclinical and clinical trials;
•the size of the market opportunity for our product candidates;
•our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;
•the success of competing therapies that are or may become available;
•our estimates of the number of patients in the United States who suffer from ADHD or narcolepsy and the number of patients that will enroll in our clinical trials;
•the beneficial characteristics, safety and efficacy of our product candidates;
•the timing or likelihood of regulatory filings and approval for our product candidates;
•our ability to obtain and maintain regulatory approval of our product candidates;
•our plans relating to the further development and manufacturing of our product candidates, including ADMIR;
•the expected potential benefits of strategic collaborations with third parties, including MEDICE Arzneimittel Putter GmbH & Co. KG (“Medice”), which is affiliated with one of our principal stockholders, SALMON Pharma GMbH (“Salmon Pharma”), and represented by one member of our board of directors, and our ability to attract collaborators with development, regulatory and commercialization expertise;
•existing regulations and regulatory developments in the United States, the European Union, and other geographic territories;
•our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;
•the need to hire additional personnel, and our ability to attract and retain such personnel;
•the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•our financial performance;
•the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements;
•the impacts of the COVID-19 pandemic on our operations;
•our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act;
•our ability to maintain the listing of our common stock on The Nasdaq Capital Market; and
•our ability to identify, evaluate and complete any strategic alternative that yields value for our stockholders.
Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, or the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement on Form S-1, of which this prospectus is a part, that we have filed with the SEC, with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that should be consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.
As used in this prospectus, unless the context otherwise requires, references to “Vallon Pharmaceuticals,” the “Company,” “we,” “us” and “our” refer to Vallon Pharmaceuticals, Inc.
Company Overview
We are a clinical-stage biopharmaceutical company primarily focused on the development and commercialization of proprietary biopharmaceutical products. We are developing novel medications for central nervous system (CNS) disorders with a focus on abuse-deterrent medications. Our lead investigational product candidate, ADAIR, is a proprietary, abuse-deterrent oral formulation of immediate-release dextroamphetamine (the main active ingredient in Adderall®) for the treatment of attention-deficit/hyperactivity disorder (ADHD) and narcolepsy. However, as described below, our SEAL study for ADAIR did not reach its primary endpoint, and there is no assurance that ADAIR will receive approval by the U.S. Food and Drug Administration (the FDA). In addition to ADAIR, we completed formulation development work and selected the final formulation of our second product candidate, ADMIR, an abuse deterrent formulation of methylphenidate (Ritalin®), for the treatment of ADHD.
In the future, we plan to use our abuse deterrent platform technology to develop other products that have potential for abuse in their current forms and will continue business development activities and seek partnering, licensing, merger and acquisition opportunities or other transactions to further develop our pipeline and drug-development capabilities.
Description of the Warrants
On May 13, 2022, we entered into the Securities Purchase Agreement with the selling stockholders for the sale of up to 3,700,000 shares of the Company’s common stock, at a purchase price of $1.0632 per share in a registered direct offering (the “RD Offering”). In a concurrent private placement also pursuant to the Securities Purchase Agreement (the “Private Placement”), for each share of common stock purchased by a selling stockholder, such selling stockholder was entitled receive from the Company an unregistered Warrant to purchase one share of our common stock. In connection with the Private Placement, and pursuant to the terms of the Securities Purchase Agreement, we agreed to prepare and file with the SEC one or more registration statements to register for resale the maximum number of shares issuable upon exercise of the Warrants. The Shares being sold pursuant to this prospectus are the shares that would be issued upon exercise of those Warrants.
The Warrants have an exercise price of $0.9382 per share and are exercisable for a five year period commencing upon issuance. In certain circumstances, the Warrants are exercisable for consideration based on the daily volume weighted average price of our common stock, as specified in the Warrants. Alternatively, in the circumstances specified below and assuming stockholders approve the Alternate Cashless Exercise Proposal as defined and described in our proxy statement dated May 25, 2022, the Warrant holders may exercise Warrants using the Alternate Cashless Exercise Provision (as defined below).
The Warrants provide that, subject to stockholder approval, in the event that the Company (and any of its subsidiaries, taken as a whole) directly or indirectly, in one or more related transactions (i) consummates any Fundamental Transaction (as defined in the Warrants), (ii) effects any merger or consolidation of another person with or into the Company, or (iii) effects any purchase, lease, license, assignment, transfer, conveyance or other acquisition of all or substantially all of the assets of another person in one or a series of related transactions, whereby

(in the case of (ii) or (iii) above) the Company issues common stock and/or Common Stock Equivalents (as defined in the Warrants) which encompass more than 10% of the outstanding shares of common stock of the Company on a fully diluted basis (subsections (i)-(iii) above collectively referred to as an Extraordinary Transaction), the Warrant holder will have the right, at the Warrant holder’s sole option and as elected by the Warrant holder, to effect a cashless exercise of the Warrant, in whole or in part, and to receive one Share of common stock for each Warrant Share (as defined in the Warrants) being exercised under the Warrant in such cashless exercise (such provision referred to as the “Alternate Cashless Exercise Provision”).
Recent Developments
The SEAL study (Study to Evaluate the Abuse Liability, Pharmacokinetics, Safety and Tolerability of an Abuse-Deterrent d-Amphetamine Sulfate Immediate Release Formulation), was our pivotal intranasal human abuse liability study assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of snorting professional laboratory-manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo in recreational drug users. ADAIR was prepared for snorting by a pharmacist using a multi-step technique that had been developed by a professional laboratory and agreed upon by the FDA. The SEAL study enrolled 55 subjects, of whom 53 completed the study and 52 were included in the final analysis. The study involved a four-way crossover design to evaluate professionally manipulated, intranasal ADAIR 30 mg, crushed intranasal dextroamphetamine, ADAIR 30 mg taken orally, and placebo. All subjects were non-dependent recreational stimulant users with an additional history of recreational intranasal drug use.
The SEAL study did not meet its primary endpoint, which was Emax Drug Liking. ADAIR scored similarly to what was observed in an earlier proof-of-concept study, however, reference dextroamphetamine did not score as high as expected and as seen in the previous study, thus driving the lack of statistical significance.
We are continuing to assess the best path forward for the ADAIR and ADMIR development programs. In addition, we have engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to evaluate our strategic alternatives with the goal of maximizing stockholder value. Ladenburg has been engaged to advise us on the strategic review process, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. In the meantime, and in conjunction with the exploration of strategic alternatives, we are streamlining our operations in order to preserve our capital and cash resources.
COVID-19
The global COVID-19 pandemic continues to present uncertainty and unforeseeable new risks to our operations and business plan. We have closely monitored recent COVID-19 developments, including states’ lifting COVID-19 safety measures, drops in vaccination rates, and spread of various coronavirus strains such as the Delta and Omicron variants. In light of these developments, the full impact of the COVID-19 pandemic on our business, operations and clinical development plans remains uncertain and will vary depending on the pandemic’s future impact on our clinical trial enrollment, clinical trial sites, clinical research organizations (CROs), third-party manufacturers, and other third parties with whom we do business, as well as any legal or regulatory consequences resulting therefrom. To the extent possible, we are conducting business as usual, with necessary or advisable modifications to employee travel and with most of our employees and consultants working remotely. We will continue to actively monitor the COVID-19 situation and may take further actions that alter our operations, including those that may be required by federal, state or local authorities, or that we determine are in the best interests of our employees and other third parties with whom we do business.
Summary of Risks Associated with Our Business
Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section “Risk Factors” of this prospectus and in our 2021 Annual Report on Form 10-K and our 2022 Quarterly

Report on Form 10-Q, each filed with the SEC and incorporated herein by reference. You should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:
•we are a clinical-stage company with no approved products and a lack of operating history, which makes it difficult to assess our future viability;
•we do not currently have any drug products for sale, and only two products currently under development, ADAIR and ADMIR, neither of which has completed clinical trials or received regulatory approval;
•we may not receive regulatory approval for ADAIR or any future product, such as ADMIR, or its or their approvals may be further delayed, which would have a material adverse effect on our business and financial condition;
•our SEAL study for ADAIR, which is our pivotal intranasal human abuse liability study assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of snorting professional laboratory-manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo in recreational drug users, failed to reach its primary endpoint;
•our prospects currently depend significantly on the success of ADAIR, which is still in clinical development, and we may not be able to generate revenues from ADAIR;
•if serious adverse or unacceptable side effects are identified during the development of ADAIR or any potential future products, including ADMIR, we may need to abandon or limit our development of some of such product;
•if ADAIR, or any other future product, such as ADMIR, does receive regulatory approval but we do not achieve broad market acceptance, the revenues that we generate from sales will be limited;
•we have not generated any significant revenue, and will likely incur future losses and negative cash flow, and it is uncertain if or when we will become profitable;
•we will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations;
•if we are unable to establish sales, marketing, and distribution capabilities or to enter into agreements with third parties to market and sell ADAIR or any future product we may develop, such as ADMIR, we may not be successful in commercializing such products if and when they are approved;
•we will continue to incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives;
•even if ADAIR or any future product we may develop, such as ADMIR, receives marketing approval, we will continue to face extensive regulatory requirements and such products may still face future development and regulatory difficulties; and
•the potential effects of COVID-19 on our manufacturing activities, preclinical and clinical programs and business.
Emerging Growth Company
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest of the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter, (ii) the end of the fiscal year in which we have total annual gross revenues of $1.07 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period, or (iv) the end of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act.
For as long as we continue to be an emerging growth company, we also intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments not previously approved, exemption from the requirement of auditor attestation in the assessment of our internal control over financial reporting and exemption from any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis).
Corporate Information
We were incorporated in Delaware in January 2018, and completed our organization, formation and initial capitalization activities effective as of June 7, 2018. Our executive offices are located at 100 N. 18th Street, Suite 300, Philadelphia, PA 19103. Our telephone number is (267) 607-8255, and our email address is info@vallon-pharma.com. Our website address is https://www.vallon-pharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference. We have included our website address herein solely as an inactive textual reference.

THE OFFERING

Issuer	Vallon Pharmaceuticals Inc.
Common stock offered by selling stockholders	This prospectus covers the resale of 3,700,000 Shares of common stock issuable upon the exercise of outstanding Warrants.
Offering price	The selling stockholders will sell their Shares at prevailing market prices or privately negotiated prices.
Common stock to be outstanding after this offering	10,512,836 shares (assuming full exercise of the Warrants).
Use of proceeds	We will not receive any proceeds from the sale of the Shares in this offering. See “Use of Proceeds.”
Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future.
Risk factors
Investing in our common stock involves a high degree of risk. You should carefully read and consider the information on page 6 of this prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	“VLON”
The number of shares of our common stock to be outstanding after this offering is based on 10,512,386 shares of our common stock outstanding as of May 25, 2022, which excludes:
•787,262 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $4.12 per share;
•112,500 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $10.00 per share; and
•150,000 shares issuable upon vesting and settlement of restricted stock units outstanding as of the date of this prospectus.
Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, assumes no further exercise of outstanding options or warrants.

RISK FACTORS
Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our 2021 Annual Report under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent Quarterly Report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.
Risks Relating to This Offering and Ownership of Our Common Stock
The issuance of common stock to the selling stockholders may cause substantial dilution to our existing stockholders and the sale of such Shares acquired by the selling stockholder could cause the price of our common stock to decline.
We are registering for sale up to 3,700,000 Shares of common stock issuable upon exercise of the Warrants. The number of Shares ultimately offered for sale by the selling stockholders under this prospectus is dependent upon the number of Shares issued to the selling stockholders upon exercise of the Warrants. Depending on a variety of factors, including market liquidity of our common stock, the issuance of Shares to the selling stockholders may cause the trading price of our common stock to decline.
The sale of a substantial number of Shares of our common stock by the selling stockholders in this offering, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.
Furthermore, the Warrants have a cashless exercise feature wherein, following the receipt of stockholder approval required under Nasdaq Listing Rules, each Warrant will be exercisable into one share of common stock for no consideration. Under the terms of the Securities Purchase Agreement, we are required to seek stockholder approval of the Alternate Cashless Exercise Provision and our board of directors is required to recommend approval of the Alternate Cashless Exercise Provision. Without such stockholder approval, a Warrant would be exercisable for cash for one share of common stock at an exercise price of $0.9382 per share. Accordingly, if the Alternate Cashless Exercise Provision is approved by our stockholders and the holders of the Warrants exercise their Warrants pursuant to the Alternate Cashless Exercise Provision, a large number of shares of our common stock may be issued to the holders of the Warrants without any additional consideration paid to us, which may have a negative effect on the trading price of our common stock and result in significant dilution to our stockholders.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per Share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per Share paid by investors in this offering.

There is a limited trading market for our common stock, which could make it difficult to liquidate an investment in our common stock in a timely manner.
Our common stock is currently traded on The Nasdaq Capital Market. Because there is a limited public market for our common stock, investors may not be able to liquidate their investment whenever desired. We cannot assure you that there will be an active trading market for our common stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.
We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.
We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.
The market price for our securities may be volatile, which could result in substantial losses to investors.
The market prices for securities of biotechnology and biopharmaceutical companies have historically been highly volatile, and the market has from time-to-time experienced significant price and volume fluctuations that are related to the operating performance of particular companies. In particular, the trading prices for pharmaceutical, biopharmaceutical and biotechnology companies have been highly volatile as a result of the COVID-19 pandemic.
The market price of our common stock is likely to be highly volatile and may fluctuate substantially due to many factors, including:
•results from, and any delays in, our clinical trials for our product candidates, including ADAIR and ADMIR, or any other future clinical development programs, including any delays related to the COVID-19 pandemic;
•announcements concerning the progress of our efforts to obtain regulatory approval for and commercialize ADAIR or any future product, including ADMIR, including any requests we receive from the FDA for additional studies or data that result in delays in obtaining regulatory approval or launching such proposed product, if approved;
•market conditions in the biopharmaceutical and biotechnology sectors or the economy as a whole;
•price and volume fluctuations in the overall stock market;
•the failure of ADAIR or any future product, such as ADMIR, if approved, to achieve commercial success;
•announcements of the introduction of new products by us or our competitors;
•developments concerning product development results or intellectual property rights of others;
•litigation or public concern about the safety of our potential products;
•actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;
•deviations in our operating results from the estimates of securities analysts or other analyst comments;
•additions or departures of key personnel;

•health care reform legislation, including measures directed at controlling the pricing of biopharmaceutical products, and third-party coverage and reimbursement policies;
•developments concerning current or future strategic collaborations; and
•discussion of us or our stock price by the financial and scientific press and in online investor communities.
In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our securities in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our securities.
Our prospects were highly dependent on a single product candidate, ADAIR, and while we are assessing the best path forward for ADAIR, we may not complete the development or commercialization of ADAIR.
Our long-term prospects were highly dependent on future acceptance and revenues from our lead product candidate, ADAIR. In March 2022, we announced that topline data from our SEAL study of ADAIR for the treatment of ADHD failed to meet statistical significance for the primary endpoint of Emax Drug Liking and that, given that result, we are currently assessing the best path forward for ADAIR. Any further development of ADAIR would require substantial capital and time to complete, and there is no guarantee that any future clinical trial, if pursued, would be timely or successful, or that ADAIR would be approved or, if approved, that commercialization would be successful. Concurrently, we have been evaluating strategic alternatives to maximize stockholder value, which could involve, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. However, there is no assurance that we will be successful in our pursuit of a strategic alternative, failure of which may have a material adverse impact on our business, financial condition, and results of operations.

THE FINANCING TRANSACTION
On May 13, 2022, we entered into the Securities Purchase Agreement with the selling stockholders for the sale of up to 3,700,000 shares of the Company’s common stock, at a purchase price of $1.0632 per share in the RD Offering. In the concurrent Private Placement also pursuant to the Securities Purchase Agreement, for each share of common stock purchased by a selling stockholder, such selling stockholder was entitled receive from the Company an unregistered Warrant to purchase one share of our common stock. In connection with the Private Placement, and pursuant to the terms of the Securities Purchase Agreement, we agreed to prepare and file with the SEC one or more registration statements to register for resale the maximum number of shares issuable upon exercise of the Warrants. The Shares being sold pursuant to this prospectus are the shares that would be issued upon exercise of those Warrants.
On May 17, 2022, the Company closed on the RD Offering and the Private Placement. With respect to the shares, the RD Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-264488), which was filed with the SEC on April 26, 2022 and declared effective by the SEC on May 2, 2022. The Warrants and the Shares issuable upon exercise of the Warrants were sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. The gross proceeds from the RD Offering and Private Placement were approximately $3.9 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company.

USE OF PROCEEDS
This prospectus relates to Shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds upon the sale of Shares by the selling stockholders. However, to the extent that the Warrants to purchase Shares are exercised for cash, based upon an exercise price of $0.9382 per share, we will receive proceeds of up to $3,471,340 from the exercise of the Warrants held by the selling stockholders, and will use such proceeds for general corporate and working capital purposes and expenses associated with the exploration of strategic alternatives.
The selling stockholders will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers, or similar securities industry professionals incurred by the selling stockholders in disposing of the Shares covered by this prospectus. We will bear all other costs, fees, and expenses incurred in effecting the registration of the Shares covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees, and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees, or other successors in interest, to sell or otherwise dispose of, from time to time, up to 3,700,000 Shares.
On May 13, 2022, we entered into the Securities Purchase Agreement with the selling stockholders pursuant to which we issued to the selling stockholders Warrants in the Private Placement to purchase up to 3,700,000 shares of our common stock. In connection with the Private Placement, and pursuant to the terms of the Securities Purchase Agreement, we agreed to prepare and file with the SEC one or more registration statements to register for resale the maximum number of shares issuable upon exercise of the Warrants. The Shares being sold pursuant to this prospectus are the shares that would be issued upon exercise of those Warrants.
The table below presents information regarding the selling stockholders and the Shares that the selling stockholders may offer and sell from time to time under this prospectus. None of the selling stockholders, nor any of their affiliates, officers, directors, or principal equity holders, have held any position or office or had any other material relationship with us or our affiliates within the past three years.
This table is prepared based on information supplied to us by the selling stockholders, and reflects beneficial ownership as of May 25, 2022. As used in this prospectus, the term “selling stockholders” includes the selling stockholders set forth below and any donees, pledgees, transferees, or other successors-in-interest selling Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes Shares with respect to which the selling stockholders have voting and investment power, or rights to acquire beneficial ownership through conversion or execution.
The number of Shares in the column “Maximum Number of Shares of Common Stock that may be Offered Pursuant to this Prospectus” represents all of the Shares that the selling stockholders may offer under this prospectus. However, because the selling stockholders may sell all or some of the Shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of Shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of their Shares in this offering. We do not know how long the selling stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling stockholders regarding the sale of any of the Shares.
Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, provided that upon at least 61 days’ prior notice to us, a selling stockholder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding (each such limitation, a “Beneficial Ownership Limitation”). The number of shares in the first and second columns do not reflect Beneficial Ownership Limitations.

	Beneficial Ownership of Common Stock Prior to the Offering	Maximum Number of Shares of Common Stock that May Be Offered Pursuant to this Prospectus	Beneficial Ownership of Common Stock After the Offering(1)
Name of Selling Stockholder	Number of Shares		Number of Shares
Armistice Capital Master Fund Ltd.	1,480,000(2)	740,000	740,000
Bigger Capital Fund, LP	740,000	370,000	370,000
District 2 Capital Fund LP	740,000	370,000	370,000
FGP Protective Opportunity Master Fund SP	1,480,000(3)	740,000	740,000
Lincoln Park Capital Fund, LLC	1,480,000(3)	740,000	740,000
Lind Global Fund II LP	594,257(4)	370,000	224,257
Lind Global Macro Fund LP	594,258(5)	370,000	224,258
__________________
(1)We do not know when or in what amounts a selling stockholder may offer the Shares for sale. The selling stockholders might not sell any or might sell all of the Shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that all the Shares of the selling stockholders covered by this prospectus will be sold, and that the selling stockholders will not acquire any additional shares of common stock before the completion of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of our securities that are not covered by this prospectus after the date on which the information in this table is presented.
(2)Includes 740,000 shares of common stock issuable upon exercise of Warrants. The Warrants are not presently exercisable as a result of the 4.99% Beneficial Ownership Limitation.
(3)Includes 740,000 shares of common stock issuable upon exercise of Warrants. 395,336 shares of common stock underlying such Warrants are not presently exercisable as a result of the 9.99% Beneficial Ownership Limitation.
(4)Includes 370,000 shares of common stock issuable upon exercise of Warrants. 53,893 shares of common stock underlying such Warrants are not presently exercisable as a result of the 4.99% Beneficial Ownership Limitation.
(5)Includes 370,000 shares of common stock issuable upon exercise of Warrants. 53,894 shares of common stock underlying such Warrants are not presently exercisable as a result of the 4.99% Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION
The selling stockholders, including its pledgees, donees, transferees, distributees, beneficiaries, or other successors in interest, may from time to time offer some or all of the Shares by this prospectus. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the Shares covered by this prospectus.
The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Shares held by the selling stockholders. The Shares may be sold on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.
The selling stockholders may use any one or more of the following methods when disposing of Shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an over-the-counter distribution;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the effective date of the registration statement of which this prospectus is a part;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with selling stockholders to sell a specified number of such Shares at a stipulated price per share;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as a selling stockholder under this prospectus. The selling stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the beneficial owners for purposes of this prospectus.
In connection with the sale of Shares, or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell Shares short and deliver the Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-

dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. If a selling stockholder effects certain transactions by selling Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from such selling stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.
The aggregate proceeds to a selling stockholder from the sale of the Shares offered by it will be the purchase price of the Shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the Shares (or other shares of the Company’s common stock that they own) in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers, or agents that participate in the sale of the Shares, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.
To the extent required pursuant to Rule 424(b) under the Securities Act, the Shares to be sold, the name of the selling stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling stockholders and any other person participating in a sale of the Shares registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of May 25, 2022, as adjusted to reflect the sale of common stock offered by us in this offering, for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•each of our named executive officers;
•each of our directors and our director nominees; and
•all of our executive officers, and directors and director nominees as a group.
The percentage of beneficial ownership in the table below is based on 10,512,836 shares of common stock deemed to be outstanding as of May 25, 2022.
Unless otherwise indicated, the address for each beneficial owner is c/o Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Stock
Greater than 5% Stockholders
SALMON Pharma GmbH(1)	1,523,797	14.49%
FGP Protective Opportunity Master Fund SP(2)(11)	1,084,664	9.99%
Lincoln Park Capital Fund, LLC(3)(11)	1,084,664	9.99%
Arcturus Therapeutics, Inc. (fka successor to Arcturus Therapeutics Ltd.)(4)	843,750	8.03%
Armistice Capital Master Fund Ltd.(5)	740,000	7.04%
Bigger Capital Fund, LP(6)(7)(12)	740,000	6.80%
District 2 Capital Fund, LP(7)(8)(12)	740,000	6.80%
Lind Global Fund II LP(9)(13)	540,364	4.99%
Lind Global Macro Fund, LP(9)(14)	540,364	4.99%
Directors, Director Nominees and Named Executive Officers(10)
David Baker(15)	141,968	1.33%
Leanne Kelly(16)	23,750	*
Meenu Karson(17)	3,125	*
Richard Ammer(18)	1,542,751	14.65%
Joseph Payne(19)	884,286	8.39%
Marella Thorell(20)	10,625	*
All directors, director nominees, and executive officers as a group (6 persons)	2,606,505	24.32%
__________________
*Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)SALMON Pharma GmbH’s address is Sankt-Jakobs-Strasse 90, CH-9002 Basel, Switzerland.
(2)The address of FGP Protective Opportunity Master Fund SP, a segregated portfolio of FGP Protective Opportunity Master Fund SPC, is 94 Solaris Avenue, 2nd Floor, Camana Bay, P.O. Box 30745, Grand Cayman.
(3)Based on the Schedule 13G filed by the selling stockholder with the SEC on May 18, 2022, Josh Scheinfeld and Jonathan Cope, in their capacity as managing members of Lincoln Park Capital, LLC, which is the manager of Lincoln Park Capital Fund, LLC, may be deemed to beneficially own the securities held by Lincoln Park Capital Fund, LLC. Messrs. Scheinfeld and Cope disclaim beneficial ownership over the Shares offered by this prospectus to the extent of their pecuniary interests therein. Lincoln Park Capital Fund, LLC’s address is: 440 North Wells, Suite 410, Chicago, Illinois 60654.
(4)Arcturus Therapeutics Ltd.’s address is 10628 Science Center Drive, Suite 250, San Diego, California 92121.

(5)The shares are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(6)Bigger Capital Fund, LP’s address is: 2250 Red Springs Drive, Las Vegas, NV 89135.
(7)Based on the Schedule 13G filed by the selling stockholders with the SEC on May 23, 2022, Bigger Capital Fund GP, LLC is the general partner of, and may be deemed to beneficially own the securities owned by, Bigger Capital Fund, LP. Each of (i) District 2 Capital LP, as the investment manager of District 2 Capital Fund LP, (ii) District 2 GP LLC, as the general partner of District 2 Capital Fund LP, and (iii) District 2 Holdings LLC, as the managing member of District 2 GP LLC, may be deemed to beneficially own securities owned by District 2 Capital Fund LP. Mr. Bigger is the managing member of Bigger Capital Fund GP, LLC and is the managing member of District 2 Holdings LLC and may be deemed to beneficially own the securities held by Bigger Capital Fund, LP and District 2 Capital Fund LP. Mr. Bigger disclaims beneficial ownership over the Shares offered by this prospectus to the extent of his pecuniary interest therein.
(8)District 2 Capital Fund LP’s address is: 175 W. Carver Street, Huntington, NY 11743.
(9)Based on the Schedule 13G filed by the selling stockholder with the SEC on May 23, 2022, Jeff Easton, in his capacity as managing member of Lind Global Partners, LLC, which is the investment manager and general partner of Lind Global Fund II LP and Lind Global Macro Fund, LP, respectively, may be deemed to beneficially own the securities held by Lind Global Fund II LP and Lind Global Macro Fund, LP. Mr. Easton disclaims beneficial ownership over the Shares offered by this prospectus to the extent of his pecuniary interest therein. Lind Global Fund II LP and Lind Global Macro Fund, LP’s address is: 444 Madison Avenue, Floor 41, New York, NY 10022.
(10)The address for each of our executive officers, directors and director nominees is c/o Vallon Pharmaceuticals, 100 N. 18th Street, Suite 300, Philadelphia, PA 19103.
(11)Consists of (i) 740,000 shares of common stock and (ii) 344,664 shares of common stock underlying Warrants exercisable within 60 days of May 25, 2022.
(12)Consists of (i) 370,000 shares of common stock and (ii) 370,000 shares of common stock underlying Warrants exercisable within 60 days of May 25, 2022.
(13)Consists of (i) 224,257 shares of common stock and (ii) 316,107 shares of common stock underlying Warrants exercisable within 60 days of May 25, 2022.
(14)Consists of (i) 224,258 shares of common stock and (ii) 316,106 shares of common stock underlying Warrants exercisable within 60 days of May 25, 2022.
(15)Consists of (i) 8,843 shares of common stock and (ii) 133,125 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 25, 2022.
(16)Consists of (i) 6,250 shares of common stock and (ii) 17,500 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 25, 2022.
(17)Consists of 3,125 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 25, 2022.
(18)Consists of (i) 1,523,797 shares of common stock held by SALMON Pharma GmbH (“Salmon Pharma”), of which Dr. Ammer is an affiliate and may be deemed to have shared voting and dispositive power over the shares beneficially owned by Salmon Pharma but disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any, and (ii) 18,954 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 25, 2022.
(19)Consists of 843,750 shares of common stock held by Arcturus, of which Mr. Payne is an affiliate and may be deemed to have shared voting and dispositive power over the shares beneficially owned by Arcturus but disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any, (ii) 17,500 shares of common stock and (iii) 23,036 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 25, 2022.
(20)Consists of 10,625 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 25, 2022.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock offered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS
The balance sheets of Vallon Pharmaceuticals, Inc. as of December 31, 2021 and 2020, and the related statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph disclosing substantial doubt about the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.
We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at https://www.vallon-pharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 14, 2022;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 9, 2022;
•our Current Reports on Form 8-K filed with the SEC on February 14, 2022, February 28, 2022, March 21, 2022, March 30, 2022, April 22, 2022, May 9, 2022, May 12, 2022, May 13, 2022, and May 18, 2022; and
•the description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on October 23, 2020, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information deemed to be “furnished” and not filed in accordance with SEC rules shall be incorporated by reference into this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103.
You also may access these filings on our website at www.vallon-pharma.com. Other than the SEC filings listed above or any supplement to this prospectus, no documents or other information on our website is incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

3,700,000 Shares of Common Stock
Vallon Pharmaceuticals, Inc.

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be Paid
SEC registration fee	$161
FINRA filing fee	—
Printing expenses	—
Legal fees and expenses	—
Accounting fees and expenses	—
Transfer agent and registrar fees and expenses	—
Miscellaneous expenses	—
Total	$161
ITEM 14. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
We have adopted provisions in our amended and restated certificate of incorporation and our amended and restated bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•any transaction from which the director derived an improper personal benefit.
•These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our bylaws provide that:
•we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.
We have entered into indemnification agreements with each of our directors and intend to enter into such agreements with our executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
ITEM 15. Recent Sales of Unregistered Securities
In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.
(a)Issuances of Capital Stock
Set forth below is information regarding securities we have issued within the past three years that were not registered under the Securities Act.
2019 Convertible Note Financing
On April 11, 2019, we entered into a Convertible Promissory Note Purchase Agreement with certain existing stockholders and Salmon Pharma, an affiliate of Medice, pursuant to which we issued the 2019 Convertible Notes for cash proceeds of $1,150,000. The 2019 Convertible Notes bore an interest rate of 7.0% per annum, non-compounding, and had a maturity date of January 1, 2020. The terms of the 2019 Convertible Notes included a mandatory conversion upon a qualified financing, such as the July 2019 Financing discussed below and thus were convertible into shares of our capital stock that are offered to investors in a subsequent equity financing at a discount to the price per share offered in such subsequent financing.
On July 25, 2019, upon the closing of the July 2019 Financing, the 2019 Convertible Notes converted into an aggregate of 383,849 shares of our common stock at a conversion price of $3.04 per share.
The offering and sale of the 2019 Convertible Notes and the shares of our common stock issued upon conversion thereof were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The sales of our common stock issued upon conversion of the 2019 Convertible Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

2019 Private Placement
On July 25, 2019, we consummated the July 2019 Financing, in which we entered into a Stock Purchase Agreement with Salmon Pharma, pursuant to which we sold and issued 1,309,811 shares of our common stock for aggregate cash proceeds of $5.0 million.
The foregoing is only a summary of the terms of the 2018 Private Placement, the 2019 Convertible Notes, and the July 2019 Financing, and it is qualified in its entirety by the terms of the Convertible Promissory Note Purchase Agreement and the form of the 2019 Convertible Note, both of which are filed as exhibits to this registration statement.
The offering and sale of the July 2019 Financing and the shares of our common stock issued pursuant to the July 2019 Financing were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The sales of our common stock issued will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.
2021 Convertible Note Financing
On January 11, 2021, we entered into a Convertible Promissory Note Purchase Agreement with certain existing stockholders, including Salmon Pharma, an affiliate of Medice, and David Baker, our Chief Executive Officer, pursuant to which we issued convertible promissory notes (the “2021 Convertible Notes”) for cash proceeds of $350,000. The 2021 Convertible Notes bear an interest rate of 7.0% per annum, non-compounding, and had a maturity date of September 30, 2021. The 2021 Convertible Notes were convertible into shares of our capital stock offered to investors in any subsequent equity financing after the date of their issuance in which we issued any of our equity securities (a “Qualified Financing”), and were convertible at a twenty percent (20%) discount to the price per share offered in such Qualified Financing. Such Qualified Financing included the initial public offering of our common stock, consummated on February 12, 2021; therefore, the 2021 Convertible Notes converted into an aggregate of 54,906 shares of our common stock immediately prior to the closing of the initial public offering, as agreed upon among the parties thereto.
Based in part upon the representations of Salmon Pharma and David Baker, the offering and sale of the 2021 Convertible Notes and the shares of our common stock issued upon conversion thereof were exempt from registration under Section 4(a)(2) of the Securities Act. The sales of our common stock issued upon conversion of the 2021 Convertible Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.
2021 Representative’s Warrants
On February 9, 2021, we entered into an Underwriting Agreement with ThinkEquity, a division of Fordham Financial Management, Inc., relating to the Company’s public offering of its common stock. On February 12, 2021, pursuant to the Underwriting Agreement, the Company issued warrants (the “Representative’s Warrants”) to the ThinkEquity’s assigns to purchase an aggregate of 112,500 shares of common stock. Such warrants may be exercised beginning on August 11, 2021 until February 12, 2026 (five years after the commencement of sales in the public offering of common stock). The initial exercise price of each Representative’s Warrant is $10.00 per share.
Based in part upon the representations of ThinkEquity’s assigns, the offering and sale of the Representative’s Warrants were exempt from registration under Section 4(a)(2) of the Securities Act. The sales of our common stock issued upon exercise of the Representative’s Warrants will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

2022 Warrants
On May 13, 2022, the Company entered into the Securities Purchase Agreement with certain investors for the sale in a private placement of up to 3,700,000 unregistered warrants to purchase one share of our common stock, as well as the sale in a registered direct offering of 3,700,000 of our shares of common stock. Ladenburg Thalmann & Co. Inc. served as the placement agent for the Company.
On May 17, 2022, the Company closed on the private placement and the registered direct offering. The gross proceeds from the private placement and registered direct offering were approximately $3.9 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The warrants and the shares issuable upon exercise of the warrants were sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.
The Company currently intends to use the net proceeds of the private placement and registered direct offering for general corporate and working capital purposes and expenses associated with the exploration of strategic alternatives.
(b)Grants and Exercises of Stock Options
As of March 31, 2022, we have granted stock options to purchase an aggregate of 872,365 shares of our common stock with a weighted average exercise price of $4.05 per share to our employees, directors and consultants pursuant to the 2018 Plan. This total includes 70,000 options, whereby we may pay in cash (in lieu of issuing underlying shares) an amount equal to (i) the market price of the underlying common stock on the date of exercise minus (ii) the exercise price if the authorized option pool is depleted when exercised. Exclusive of options awarded pursuant to the 2018 Plan, we have also granted stock options to purchase an aggregate of 18,125 shares of common stock with a weighted average exercise price of $4.72.
The issuances of the securities described above were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act or Rule 701 promulgated under the Securities Act as transactions pursuant to compensatory benefit plans. The shares of common stock issued upon the exercise of options are deemed to be restricted securities for purposes of the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules
(a)Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Vallon Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on February 16, 2021).
3.2	Amended and Restated Bylaws of Vallon Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K, filed with the SEC on February 16, 2021).
3.3
Amendment No. 1 to the Amended and Restated Bylaws of Vallon Pharmaceuticals, Inc., certified as of May 16, 2022 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on May 18, 2022).

4.1
Specimen certificate evidencing shares of common stock (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended on January 28, 2021).

4.2	Form of Underwriter Warrant (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on February 16, 2021).
4.3	Form of Warrant (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the SEC on May 13, 2022).
5.1♦	Opinion of Thompson Hine LLP

10.1#
Employment Agreement between Vallon Pharmaceuticals, Inc. and David Baker, dated April 20, 2021 (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2021).

10.2#
Employment Agreement between Vallon Pharmaceuticals, Inc. and Leanne Kelly, dated May 10, 2021 (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2021).

10.3#
Vallon Pharmaceuticals, Inc. 2018 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).

10.4#
Form of Stock Option Agreement under Vallon Pharmaceuticals, Inc. 2018 Equity Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).

10.5#
Form of Incentive Stock Option Agreement under Vallon Pharmaceuticals, Inc. 2018 Equity Incentive Plan (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).

10.6#
Form of Nonqualified Stock Option Agreement under Vallon Pharmaceuticals, Inc. 2018 Equity Incentive Plan (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).

10.7#
Form of Directors’ and Officers’ Indemnity Agreement (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).

10.8
Investor’s Rights Agreement, dated as of July 25, 2019, by and between Vallon Pharmaceuticals, Inc. and Salmon Pharma GmbH (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).

10.9
License Agreement, effective as of January 6, 2020, by and between Vallon Pharmaceuticals, Inc. and MEDICE Arzneimittel Putter GmbH & Co. KG (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).

10.10	Form of Lock Up Agreement (Incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).
10.11
Voting Agreement, dated as of December 30, 2020, by and among Vallon Pharmaceuticals, Inc. and certain of its stockholders (Incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1, initially filed with the SEC on October 23, 2020, as amended).

10.12
Placement Agency Agreement, dated May 13, 2022, between the Company and Ladenburg Thalmann & Co., Inc. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on May 13, 2022).

10.13	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the SEC on May 13, 2022).
21.1	List of subsidiaries (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K, filed with the SEC on March 29, 2021).
23.1♦	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm
23.2♦	Consent of Thompson Hine LLP (included in Exhibit 5.1)
24.1♦	Powers of Attorney (included on the signature page hereof)
107♦	Filing Fee Table
__________________
Unless otherwise indicated, exhibits are filed herewith.
♦    Filed herewith.
*    To be filed by amendment.
#    Indicates a management contract or any compensatory plan, contract or arrangement.

ITEM 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 27th day of May, 2022.

VALLON PHARMACEUTICALS, INC.
By:	/s/ David Baker
Name:	David Baker
Title	President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Baker, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Baker	President and Chief Executive Officer (Principal Executive Officer)	May 27, 2022
David Baker

/s/ Leanne Kelly	Chief Financial Officer (Principal Financial and Accounting Officer)	May 27, 2022
Leanne Kelly

/s/ Marella Thorell	Director, Chairperson of the Board	May 27, 2022
Marella Thorell

/s/ Richard Ammer	Director	May 27, 2022
Richard Ammer

/s/ Joseph Payne	Director	May 27, 2022
Joseph Payne

/s/ Meenu Karson	Director	May 27, 2022
Meenu Karson